UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 14, 2007

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6409 Guadalupe Mines Road

San Jose, California 95120

(Address of principal executive offices) (Zip Code)

(408) 826-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

March 14, 2007, the United States District Court for the Northern District of California issued an order in the litigation captioned Monolithic Power Systems, Inc. v. O2 Micro International Limited (and Related Counterclaims), Case No. C 04-2000 CW (N.D. Cal.).

In the order, the Court: 1) granted a motion by MPS for summary judgment that O2 Micro was not damaged by any alleged unfair conduct; 2) granted in part and denied in part O2 Micro’s motion for summary judgment. Specifically, the court ruled that O2 Micro’s continued pursuit of its claim of the infringement of the ‘615 patent is not immunized and can be the basis for an unfair competition claim by MPS; and 3) granted in part a motion by MPS for summary judgment as to O2 Micro’s unfair competition claim. Specifically, the court ruled that O2 Micro’s allegations relating to an alleged violation of a Taiwanese court injunction and alleged second source supplier agreements cannot be the basis of O2 Micro’s unfair competition claim. For more details, please see the exhibit.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Court order dated March 14, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Court order dated March 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 15, 2007	By:	/s/ C. Richard Neely, Jr.
C. Richard Neely, Jr.
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)